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                                                                     Exhibit 23b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105704 of PSEG Power LLC (the "Company") on Form S-3 of our report dated February 27, 2006 (which report expresses an unqualified opinion and includes explanatory paragraphs for the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations and Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations described in Note 3), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2005.

Deloitte & Touche LLP
February 27, 2006